EXHIBIT 21

SUBSIDIARIES OF TIME WARNER INC.

Time Warner Inc. (“Time Warner”) maintains approximately 1,100 subsidiaries. Set forth below are the names of certain controlled subsidiaries, at least 50% owned, directly or indirectly, of Time Warner as of December 31, 2013,

that carry on a substantial portion of Time Warner’s lines of business. The names of various consolidated wholly owned subsidiaries have been omitted. The omitted subsidiaries, when considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of December 31, 2013.

Name	State or Other Jurisdiction of Incorporation

Time Warner Inc. (Registrant)	Delaware
Historic AOL LLC	Delaware
Historic TW Inc.	Delaware
Time Magazine Europe Limited	United Kingdom
Turner Broadcasting System, Inc.	Georgia
Bleacher Report, Inc.	Delaware
Cable News Network, Inc.	Delaware
Cable News International, Inc.	Delaware
CNN America, Inc.	Delaware
CNN Interactive Group, Inc.	Delaware
CNN Newsource Sales, Inc.	Georgia
Imagen Satelital S.A.	Argentina
Red de Television Chilevision S.A.	Chile
Turner Broadcasting Sales, Inc. (dba Turner Entertainment New Media)	Georgia
Turner Broadcasting System International, Inc.	Georgia
Turner Broadcasting System Latin America, Inc.	Georgia
Turner Entertainment Networks, Inc.	Georgia
Courtroom Television Network LLC (dba truTV)	New York
Superstation, Inc.	Georgia
TEN Network Holding, Inc.	Delaware
The Cartoon Network, Inc.	Delaware
Turner Classic Movies, Inc.	Delaware
Turner Network Television, Inc.	Delaware
Turner Broadcasting System Asia Pacific, Inc.	Georgia
Turner International India Private Limited	India
Turner Network Sales, Inc.	Georgia
Turner Sports, Inc.	Georgia
Time Inc.	Delaware
Entertainment Weekly Inc.	Delaware

Name	State or Other Jurisdiction of Incorporation
Essence Communications Inc.	Delaware
Expansión, S.A. de C.V. (Grupo Editorial Expansión)	Mexico
MNI Targeted Media Inc. (formerly named Media Networks, Inc.)	Delaware
Southern Progress Corporation	Delaware
Health Media Ventures Inc.	Delaware
Oxmoor House, Inc.	Delaware
Sunset Publishing Corporation	Delaware
TI Golf Holdings Inc.	Delaware
Time Inc. Affluent Media Group	New York
Time Inc. Lifestyle Group	Delaware
TAS Analytic Services Private Limited	India
This Old House Ventures, Inc.	Delaware
Time Consumer Marketing, Inc.	Delaware
Synapse Group, Inc.	Delaware
Time Customer Service, Inc.	Delaware
TI Media Solutions Inc.	Delaware
Time Direct Ventures LLC	Delaware
Time Home Entertainment Inc.	Delaware
Time/Warner Retail Sales & Marketing Inc.	New York
Time Warner Business Services LLC	Delaware
Time Warner Enterprise Infrastructure Services LLC	Delaware
Time Warner Media Holdings B.V.	Netherlands
Time Warner Publishing B.V.	Netherlands
Warner Communications Inc.	Delaware
DC Comics (partnership)	New York
E.C. Publications, Inc.	New York
Home Box Office, Inc.	Delaware
HBO Code Labs, Inc.	Delaware
HBO Europe Holdings, Inc.	Delaware
HBO Pacific Partners V.O.F.	Netherlands
HBO Services, Inc.	Delaware
TW UK Holdings Inc.	Delaware
Time Warner Limited	United Kingdom
IPC Group Limited	United Kingdom
Marketforce (U.K.) Limited	United Kingdom
Time Warner Entertainment Limited	United Kingdom
Warner Bros. International Television Production Limited	United Kingdom
Shed Media Group Limited	United Kingdom
Shed Media Limited	United Kingdom
Shed Media US Inc.	Delaware
Warner Bros. Entertainment UK Limited	United Kingdom
TT Games Limited	United Kingdom

Name	State or Other Jurisdiction of Incorporation
Turner Entertainment Networks International Limited	United Kingdom
Turner Broadcasting System Europe Limited	United Kingdom
TW Ventures Inc.	Delaware
Castle Rock Entertainment	California
Crown City Pictures, Inc. (formerly named The Keres Corporation)	California
Warner Bros. (F.E.) Inc.	Delaware
Warner Bros. (South) Inc.	Delaware
Warner Bros. Entertainment Inc.	Delaware
Burbank Television Enterprises LLC	Delaware
Alloy Media Holdings, L.L.C.	Delaware
Alloy Entertainment, LLC	Delaware
Telepictures Productions Inc.	Delaware
Warner Bros. International Television Distribution Inc.	Delaware
Warner Bros. Television Distribution Inc.	Delaware
Warner Horizon Television Inc.	Delaware
WBTV Distribution Inc.	Delaware
Flixster, Inc.	Delaware
New Line Cinema LLC	Delaware
New Line Distribution, Inc.	California
New Line Home Entertainment, Inc.	New York
New Line Productions, Inc.	California
New Line Television, Inc.	California
New Line Theatricals, Inc.	New York
Warner Bros. Animation Inc.	Delaware
Warner Bros. Consumer Products Inc.	Delaware
Warner Bros. Enterprises LLC	Delaware
Warner Bros. Distributing Inc.	Delaware
Warner Bros. Technical Operations Inc.	Delaware
Warner Specialty Films Inc.	Delaware
WB Studio Enterprises Inc.	Delaware
Warner Bros. Entertainment Australia Pty Limited	Australia
Warner Bros. Entertainment Canada Inc.	Canada
Warner Bros. Entertainment Espana SRLU	Spain
Warner Bros. Entertainment France S.A.S.	France
Warner Bros. Entertainment GmbH	Germany
Warner Bros. Entertainment Italia S.p.A.	Italy
Warner Bros. Entertainment Nederland B.V.	Netherlands
Warner Bros. Home Entertainment Inc.	Delaware
WB Games Inc.	Washington
Turbine, Inc.	Delaware

Name	State or Other Jurisdiction of Incorporation
Warner Bros. (Korea) Inc.	Korea
Warner Bros. Singapore PTE Ltd.	Singapore
Warner Bros. Theatrical Enterprises LLC	Delaware
Warner Home Video Mexico S.A. de C.V.	Mexico
WB Communications Inc.	Delaware
WTTA Incorporated	Delaware
Hanna-Barbera Entertainment Co., Inc.	California
Hanna-Barbera, Inc.	Georgia
Turner Entertainment Co.	Delaware
Warner Entertainment Japan Inc.	Japan
Time Warner International Finance Limited	United Kingdom
Time Warner Realty Inc.	Delaware
TW AOL Holdings LLC	Virginia
Turner Japan K.K. (formerly named Japan Entertainment Network KK)	Japan
Japan Image Communications Company KK	Japan